Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby (i) agree to the joint filing with all other Reporting Persons (as such term is defined in the statement on Schedule 13D described below) of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, of Mac-Gray Corporation, a Delaware corporation, and (ii) agree that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of October 23, 2013

SPIN HOLDCO INC.

By:	/s/ Robert Doyle
Name:	Robert Doyle
Title:	Chief Executive Officer

CSC FENWAY, INC.

By:	/s/ Robert Doyle
Name:	Robert Doyle
Title:	Chief Executive Officer

CSC SERVICEWORKS, INC.

By:	/s/ Robert Doyle
Name:	Robert Doyle
Title:	Chief Executive Officer

CSC SERVICEWORKS HOLDINGS, INC.

By:	/s/ Robert Warden
Name:	Robert Warden
Title:	President

PAMPLONA CAPITAL PARTNERS III, L.P.

By:	/s/ Kevin O’Flaherty
Name:	Kevin O’Flaherty
Title:	Chief Financial Officer

PAMPLONA CAPITAL MANAGEMENT LLP

By:	/s/ Kevin O’Flaherty
Name:	Kevin O’Flaherty
Title:	Chief Financial Officer

PAMPLONA CAPITAL MANAGEMENT LLC

By:	/s/ Robert Warden
Name:	Robert Warden
Title:	Partner

[Signature Page to Joint Filing Agreement]